Exhibit 99.1

THORATEC ANNOUNCES APPOINTMENT OF WILLIAM A. HAWKINS TO
BOARD OF DIRECTORS

PLEASANTON, Calif., December 16, 2011 — Thoratec Corporation (Nasdaq: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today announced the appointment of William A. Hawkins to its board of directors.

“Bill brings tremendous skill, leadership, and experience to the Thoratec team, and we are delighted to add him to our board of directors,” said Neil F. Dimick, Chairman of Thoratec’s board of directors.  Gary F. Burbach, President and CEO, added, “Bill has been a leader in the healthcare industry for over three decades.  We are confident that his industry knowledge, strategic insight, and depth of experience, spanning from technology innovation to market development to broader healthcare policy, will be of great value to Thoratec.”

Hawkins currently serves as President and Chief Executive Officer of Immucor, Inc. and as a Senior Advisor to TPG Capital.  Previously, he held a number of senior executive positions at Medtronic, Inc., including the role of Chairman and Chief Executive Officer.  Prior to Medtronic, Hawkins was the Chief Executive Officer of Novoste Corporation and held leadership positions at American Home Products, Eli Lilly, Johnson & Johnson, and Guidant.  Additionally, he has served on a number of corporate and non-profit boards of directors.

“I am excited to join the Thoratec board,” said Mr. Hawkins.  “Thoratec has a rich history of innovation and leadership in the mechanical circulatory support industry, and I look forward to participating in the company’s mission of driving greater adoption of its therapies, in order to deliver meaningful benefits to patients worldwide.”

Mr. Hawkins’s appointment will be effective as of January 1, 2012.  His appointment brings the number of the company’s directors to nine.

Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s products include the HeartMate® LVAS and Thoratec® VAD, with more than 18,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and distributes the CentriMag® and PediMag® / PediVAS® product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web site at http://www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD is a trademark of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Many of the preceding paragraphs, particularly but not exclusively those addressing future performance, contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “plans,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact:

Taylor Harris

Senior Director, Investor Relations & Business Development

(925) 738-0047